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                                          Revised S&C Draft of November 17, 2000


                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment on Form S-8 of our report dated February 9, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in American International Group, Inc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Post-Effective Amendment.

PricewaterhouseCoopers LLP

New York, New York
November [-], 2000